UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023
 ______________________________
Forestar Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006
(Address of principal executive offices)
(817) 769-1860
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:
Compensatory Arrangements of Certain Officers.

On March 1, 2023, the Company’s Board of Directors (the “Board”) appointed Elizabeth “Betsy” Parmer to serve as a director, effective immediately. Ms. Parmer, age 55, is an attorney at The Law Office of Elizabeth Parmer. Ms. Parmer will serve on the Audit, Compensation and Nominating and Governance Committees of the Board. Ms. Parmer has been practicing law for 30 years.

Ms. Parmer graduated from Yale University and received her Juris Doctorate from the University of Texas at Austin.

In connection with Ms. Parmer’s appointment to the Board, Ms. Parmer is eligible to receive the compensation offered, including equity, to all of the Company's non-employee directors for services on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 6, 2022.

There are no arrangements or understandings between Ms. Parmer and any other person in connection with her appointment as a director of the Company. Ms. Parmer is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Parmer and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.
Date:	March 3, 2023	By:	/S/ ASHLEY DAGLEY
Ashley Dagley
Senior Vice President, Corporate and Securities Counsel & Secretary